Exhibit 24
                                                          August 22, 2005
Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C.  20549

Re:  Authorization to Sign Rule 16 Forms
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To whom it may concern:
I am a Vice President and Controller of Genworth Financial,
Inc. ("Genworth") and, until further written notice, I hereby individually authorize Leon E. Roday (Genworth's Senior Vice
President, General Counsel and Secretary), Richard J. Oelhafen, Jr.
(Genworth's Chief Securities & Corporate Governance Counsel) and
Christine. A. Ness (Genworth's Securities & Corporate Governance
Associate Counsel) to sign on my behalf a Form 3 and any Form 4 or
Form 5 or related form that I have filed or may file hereafter in connection with my direct or indirect beneficial ownership of Genworth securities, and to take any other action of any type whatsoever in connection with the foregoing which in his or her opinion may be of benefit to, in the best interest of, or legally required by me.
                                           Very truly yours,
                                           /s/ Scott R. Lindquist
                                           Scott R. Lindquist